UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 8, 2016

LHC Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Hugh Wallis Road South , Lafayette, LA 70508
(Address of Principal Executive Offices) (Zip Code)

(337) 233-1307
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 8, 2016, Dionne E. Viator tendered her resignation as Executive Vice President, Chief Financial Officer and Treasurer of LHC Group, Inc. (“LHC Group” or the “Company”).  Ms. Viator’s resignation will be effective on April 30, 2016.  In connection with Ms. Viator’s resignation and the termination of her employment, she will receive the compensation and benefits provided for in Section 7(a) of her employment agreement that was filed with the Securities and Exchange Commission on December 4, 2014, which description is incorporated herein by reference.

(c) On April 12, 2016, the Board of Directors of the Company approved the appointment of Joshua L. Proffitt, as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective April 30, 2016. Mr. Proffitt previously served as Executive Vice President, General Counsel and Corporate Secretary of the Company.  Other than Mr. Proffitt’s new responsibilities, the terms of his previously disclosed employment agreement will not change in connection with his appointment.  The terms of Mr. Proffitt’s employment agreement are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2015, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated April 13, 2016, announcing the appointment of Joshua L. Proffitt as Executive Vice President, Chief Financial Officer and Treasurer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC Group

Date: April 13, 2016	By:	/s/ Keith G. Myers
Name: Keith G. Myers
Title: Chairman and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated April 13, 2016, announcing the appointment of Joshua L. Proffitt as Executive Vice President, Chief Financial Officer and Treasurer of the Company.